UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2013

STANDARD FINANCIAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34893	27-3100949
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2640 Monroeville Boulevard, Monroeville, Pennsylvania	15146
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 412-856-0363

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On February 19, 2013, the Company held its Annual Meeting of Stockholders.  At the Annual Meeting, stockholders considered the election of directors, the ratification of the independent registered public accountants for the year ending September 30, 2013, an advisory, non-binding resolution with respect to the executive compensation described in the Proxy Statement and an advisory, non-binding proposal with respect to the frequency that stockholders will vote on executive compensation.  A breakdown of the votes cast is set forth below.

1.     The election of Directors

	For	Withheld	Broker non-votes

Terence L. Graft	1,790,981	12,931	932,402
Dale A. Walker	1,787,023	16,889	932,402

2.     The ratification of the appointment of S.R. Snodgrass, A.C. as the Company’s independent registered public accountants for the year ending September 30, 2013.

For	Against	Abstain	Broker non-votes

2,671,568	58,939	5,807	0

3.     To consider and act upon an advisory, non-binding resolution regarding the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker non-votes

1,625,347	71,642	106,923	932,402

4.     To consider and act upon an advisory resolution on the frequency at which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers in its proxy statement for shareholder consideration.

One Year	Two Years	Three Years	Abstain	Broker non- votes

1,634,614	50,061	23,704	95,533	932,402

Item 9.01	Financial Statements and Exhibits

	(a)	No financial statements of businesses acquired are required.
	(b)	No pro forma financial information is required.
	(c)	Not Applicable.
	(d)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD FINANCIAL CORP.

DATE: February 20, 2013	By:	/s/ Timothy K. Zimmerman
Timothy K. Zimmerman
President and Chief Executive Officer